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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               September 16, 1999

                         Commission file number: 015230

                         MICHAEL ANTHONY JEWELERS, INC.

             (Exact name of registrant as specified in its charter)

             Delaware                                  No. 13-2910285
     (State of Incorporation)               (I.R.S. Employer Identification No.)

                          115 South MacQuesten Parkway
                        Mount Vernon, New York 105501724
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:

                                 (914) 699-0000


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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS
         ---------------------------------------------

Michael Anthony Jewelers, Inc. (the "Company") is filing this report on Form 8-K to report a change in certifying accountants with the firm of Deloitte & Touche LLP being replaced by BDO Seidman LLP effective September 15, 1999.

         (a) The following sets forth the information required by item 304(a)(1) of Regulation S-K:

                  (i) On September 15, 1999, Deloitte & Touche LLP was dismissed as the Company's principal accountant.

                  (ii) Deloitte & Touche LLP reports on the financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                  (iii) The decision to change accountants was approved by the Company's Board of Directors.

                  (iv) During the Company's two most recent fiscal years and subsequent interim principles periods, there were no disagreements with Deloitte & Touche LLP on any matter of accounting or practices, financial statement disclosures or auditing scope or procedure.

                  (v) During the Company's two most recent fiscal years and subsequent interim periods, there have occurred none of the "reportable events" listed in Item 304(a)(1)(v)(A-D) of Regulation S-K.

         (b) The Company has requested and received from Deloitte & Touche LLP the letter required by Item 304(a)(3) of Regulation S-K. Such letter is filed as Exhibit 16.1 to this report, and states that Deloitte & Touche LLP agrees with the statements made by the Company in this report in response to Item 304(a)(1) of Regulation S-K.

         (c) The following sets forth the information required by Item 304(a)(2) of Regulation S-K:


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                  The Company has retained BDO Seidman LLP as its principal
accountants effective September 15, 1999.


ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS
         --------------------------------

         The following exhibit is filed with this report.

         Exhibit No.        Description
         -----------        -----------

              16.1          Letter regarding Change in Certifying Accountants




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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         MICHAEL ANTHONY JEWELERS, INC.



                                         By: /s/  Michael A. Paolercio
                                             -----------------------------------
                                                  Michael A. Paolercio
                                                  Senior Vice President and
                                                    Treasurer




                                         Date: September 16, 1999